Exhibit 15.2

君合律師事務所
JUN HE LAW OFFICES
Shanghai Kerry Centre, 32nd Floor
1515 West Nanjing Road, Shanghai 200040, P. R. China
Tel.: (86-21) 5298-5488 Fax: (86-21) 5298-5492
E-mail: junhesh@junhe.com
Homepage: www.junhe.com

Beijing Head Office

Date: April 18, 2012	China Resources Building
20th Floor
Beijing 100005
Mecox Lane Limited	P. R. China
22nd Floor, Gems Tower, Building 20	Tel.: (86-10) 8519-1300
No. 487, Tianlin Road	Fax: (86-10) 8519-1350
Shanghai 200233	E-mail: junhebj@junhe.com
The People’s Republic of China

Shanghai Office
Ladies and Gentlemen:
Shanghai Kerry Centre
We hereby consent to the use of our name under the captions “KEY INFORMATION - RISK the	32nd Floor
FACTORS” and “DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES - BOARD	1515 West Nanjing Road
PRACTICES” included in the Form 20-F, which will be filed by Mecox Lane Limited on April 18, 2012,	Shanghai 200040
with Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange	P. R. China
Act of 1934 for the fiscal year ended December 31, 2011.	Tel.: (86-21) 5298-5488
Fax: (86-21) 5298-5492
E-mail: junhesh@junhe.com
Sincerely yours,
Shenzhen Office
/s/ JUN HE LAW OFFICES
JUN HE LAW OFFICES	Shenzhen Develoment
Bank Tower Suite 20-C
5047 East Shennan Road
Shenzhen 518001
P. R. China
Tel.: (86-755) 2587-0765
Fax: (86-755) 2587-0780
E-mail: junhesz@junhe.com

Dalian Office

Chinabank Plaza
Room F, 16th Floor
No. 17 Renmin Road
Dalian 116001
P. R. China
Tel.: (86-411) 8250-7578
Fax: (86-411) 8250-7579
E-mail: junhedl@junhe.com

Haikou Office

Nanyang Building
Suite 1107
Haikou 570105
P. R. China
Tel.: (86-898) 6851-2544
Fax: (86-898) 6851-3514
E-mail: junhehn@junhe.com

New York Office

500 Fifth Avenue,
43rd Floor, New York,
NY 10110, U.S.A.
Tel.: (1-212) 703-8702
Fax: (1-212) 703-8720
E-mail: junheny@junhe.com

Hong Kong Office

Suite 2208,
22nd Floor, Jardine House
1 Connaught Place, Central
Hong Kong
Tel.: (852) 2167-0000
Fax: (852) 2167-0050
E-mail: junhehk@junhe.com